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                                                                    EXHIBIT 10.5


                              SERVICES AGREEMENT

     THIS SERVICES AGREEMENT is made and entered into as of the 1st day of August, 1997, by and between AMERICAN SOFTWARE, INC., a Georgia corporation ("ASI"), and LOGILITY, INC., a Georgia corporation ("Logility").

                                  WITNESSETH:

     WHEREAS, Logility and certain ASI Entities (as defined below) have entered into that certain Subsidiary Formation Agreement, dated of even date herewith, pursuant to which those ASI Entities have agreed to transfer and assign to Logility, and Logility has agreed to acquire and assume from those ASI Entities, certain tangible and intangible property and assets of those ASI Entities relating to the Business of Logility (as such term is defined in the Subsidiary Formation Agreement);

     WHEREAS, the ASI Entities have the resources, staff, and expertise to support Logility in the Business of Logility until such time as Logility has the internal staff and expertise necessary to operate independently; and

     WHEREAS, on the terms and subject to the conditions set forth herein, Logility desires to retain the ASI Entities as independent contractors to provide, directly or indirectly, certain administrative, financial, management, and other services to Logility and the Logility Subsidiaries (as defined below); and

     WHEREAS, on the terms and subject to the conditions set forth herein, ASI desires to provide, directly or indirectly, such services to Logility and its Subsidiaries.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, ASI and Logility, for themselves, and their respective successors and assigns, hereby agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

1.01.  Definitions.  As used in this Agreement, the following terms will have
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the following meanings:

     (a) "Actions" has the meaning ascribed thereto in Section 4.04.

     (b) "Agreement" means this Services Agreement as it may be amended and supplemented from time to time in accordance with the terms hereof.

     (c) "ASI" has the meaning ascribed thereto in the preamble hereto.
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     (d) "ASI Entities" means ASI and its Subsidiaries (excluding the Logility
Entities, unless otherwise required by the context), and an "ASI Entity" shall mean any of the ASI Entities.

     (e) "ASI Indemnified Person" has the meaning ascribed thereto in Section 4.03.

     (f) "ASI Plans" has the meaning ascribed thereto in Section 3.05.

     (g) "Benefit Billing" has the meaning ascribed thereto in Section 3.01.

     (h) "Benefits Services" has the meaning ascribed thereto in Section 3.05.

     (i) "Closing Date" means the date of the closing of the initial sale of Common Stock in the Initial Public Offering.

     (j) "Common Stock" means the issued and outstanding shares of Common Stock, having no par value, of Logility, and any other class of Logility capital stock representing the right to vote generally for the election of directors.

     (k) "Confidential Information" has the meaning ascribed thereto in Section 7.08.

     (l) "Cost Plus Billing" has the meaning ascribed thereto in Section 3.01.

     (m) "Customary Billing" has the meaning ascribed thereto in Section 3.01.

     (n) "Employee Welfare Plans" has the meaning ascribed thereto in Section 4.02.

     (o) "ERISA" means the Employee Retirement Income Security Act of 1974 and the regulations promulgated and rulings issued thereunder, as amended from time to time.

     (p) "Initial Public Offering" means the issuance of shares of Common Stock to the public in an offering registered under the Securities Act of 1933, as amended.

     (q) "Logility" has the meaning ascribed thereto in the preamble hereto.

     (r) "Logility Entities" means Logility and its Subsidiaries (if and when any), and a "Logility Entity" shall mean any of the Logility Entities.

     (s) "Logility Indemnified Person" has the meaning ascribed thereto in
Section 4.05.

     (t) "Pass-Through Billing" has the meaning ascribed thereto in Section
3.01.

     (u) "Payment Date" has the meaning ascribed thereto in Section 3.06(b).

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     (v) "Person" means any individual, partnership, limited liability company, joint venture, corporation, trust, unincorporated organization, government (and any department or agency thereof), or other entity.

     (w) "Schedule I" means the first schedule attached hereto which lists the Services (other than Services relating to certain commercial services and to employee plan and benefit matters) to be provided by ASI to Logility and sets forth the related billing methodology.

     (x) "Schedule II" means the second schedule attached hereto which describes certain commercial services that may be provided by ASI to Logility and sets forth the related billing methodology.

     (y) "Schedule III" means the third schedule attached hereto which lists the Services relating to employee plans and benefit arrangements to be provided by ASI to Logility and sets forth the related billing methodology.

     (z) "Schedules" has the meaning ascribed thereto in Section 3.01.

     (aa) "Service Costs" has the meaning ascribed thereto in Section 3.01.

     (bb) "Services" has the meaning ascribed thereto in Section 2.01.

     (cc) "Subsidiary" means, as to any Person, any corporation, association, partnership, joint venture, or other business entity of which more than 50% of the voting capital stock or other voting ownership interests is owned or controlled directly or indirectly by such Person or by one or more of the Subsidiaries of such Person or by a combination thereof. Subsidiary, when used with respect to ASI or Logility, shall also include any other entity affiliated with ASI and Logility, as the case may be, that ASI and Logility may hereafter agree in writing shall be treated as a "Subsidiary" for the purposes of this Agreement.

1.02.  Internal References.  Unless the context indicates otherwise, references
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to Articles,  Sections, and paragraphs shall refer to the corresponding articles, sections, and paragraphs in this Agreement, and references to the parties shall mean the parties to this Agreement.

                                  ARTICLE II
                         PURCHASE AND SALE OF SERVICES

Section 2.01.  Purchase and Sale of Services.
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     (a) On the terms and subject to the conditions of this Agreement and in consideration of the Service Costs, ASI agrees to provide to Logility, or to procure for the provision to Logility, and Logility agrees to purchase from ASI, the services described in Schedules I, II, and III (the "Services"). Unless otherwise specifically agreed by ASI and Logility, the Services to be provided

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or procured by ASI hereunder shall be substantially similar in scope, quality, and nature to those provided to, or procured on behalf of, Logility prior to the Closing Date.

     (b) It is understood that (i) the Services to be provided to Logility under this Agreement will, at Logility's request, be provided to Subsidiaries of Logility, and (ii) ASI may satisfy its obligation to provide or procure Services hereunder by causing one or more of its Subsidiaries to provide or procure such Services. With respect to Services provided to, or procured on behalf of, any Subsidiary of Logility, Logility agrees to pay on behalf of such Subsidiary all amounts payable by or in respect of such Services.

Section 2.02.  Additional Services.  In addition to the Services to be provided
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or procured by ASI pursuant to Section 2.01, ASI from time to time may provide additional services (including services not provided by ASI to Logility prior to the Closing Date) to Logility; provided that the scope of any such services, as well as the term, costs, and other terms and conditions applicable to such services, shall be as mutually agreed in writing by ASI and Logility. Upon such agreement, all such services shall be included in the term "Services" for purposes of this Agreement.

                                  ARTICLE III
                         SERVICE COSTS; OTHER CHARGES

Section 3.01.  Service Costs Generally.
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     (a) Schedules I, II, and III hereto (collectively, the "Schedules")
indicate, with respect to each Service listed therein, whether the costs to be charged to Logility for such Service or program are determined by (i) the customary billing method ("Customary Billing"), (ii) the pass-through billing method ("Pass-Through Billing"), (iii) the cost-plus-fixed-fee billing method ("Cost Plus Billing"), or (iv) a calculation of certain costs relating to employee benefit plans and benefit arrangements ("Benefit Billing"). The Customary Billing, Pass-Through Billing, Cost Plus Billing, and Benefit Billing methods applicable to the Services provided to Logility are collectively referred to herein as the "Service Costs". Logility agrees to pay to ASI in the manner set forth in Section 3.06 the Service Costs applicable to each of the Services provided by ASI.

     (b) As provided herein, ASI shall permit eligible Logility employees to participate in certain of the ASI Plans. In addition to reimbursing ASI for the Services as set forth herein, Logility shall reimburse ASI for ASI's costs (including any contributions and premium costs and including certain third-party expenses and allocations of certain ASI personnel expenses), subject to Section
3.05 hereof, relating to participation by Logility employees in the ASI Plans. It is the express intent of the parties that Service Costs relating to the administration of Logility employee plans and the performance of related Services will not exceed reasonable compensation for such Services as defined in 29 CFR (S) 2550.408c-2.

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Section 3.02.  Customary Billing.  The costs of Services determined by the
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Customary Billing method shall be comparable to the costs for comparable services charged from time to time to other businesses and Subsidiaries operated by an ASI Entity.

Section 3.03.  Pass-Through Billing.  The costs of Services determined by the
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Pass-Through Billing method shall be equal to the third-party costs and expenses incurred by any ASI Entity on behalf of any Logility Entity. If an ASI Entity incurs costs or expenses on behalf of any Logility Entity as well as other businesses operated by such ASI Entity, the ASI Entity will allocate any such costs or expenses in good faith between the various businesses on behalf of which such costs or expenses were incurred as such ASI Entity shall determine in the exercise of its reasonable judgment. ASI shall apply usual and customary accounting conventions in making such allocations, and ASI or its agents shall keep and maintain such books and records as may be reasonably necessary to make such allocations. ASI shall make copies of such books and records available to Logility upon request and with reasonable notice.

Section 3.04.  Cost Plus Billing.  The costs of Services determined by the Cost
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Plus Billing method, as set forth on Schedule II, shall be equal to the costs and expenses incurred by any ASI Entity on behalf of any Logility Entity, plus a fixed percentage of such costs and expenses to be negotiated by the parties in good faith. If an ASI Entity incurs costs or expenses on behalf of any Logility Entity as well as other businesses operated by such ASI Entity, the ASI Entity will allocate any such costs or expenses in good faith between the various businesses on behalf of which such costs or expenses were incurred as the ASI Entity shall determine in the exercise of its reasonable judgment. ASI shall apply usual and customary accounting conventions in making such allocations, and ASI or its agents shall keep and maintain such books and records as may be reasonably necessary to make such allocations. ASI shall make copies of such books and records available to Logility upon request and with reasonable notice.

Section 3.05.  Benefit Billing.
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     (a) Prior to the Closing Date, certain employees of Logility participated in certain benefit plans sponsored by ASI. On and after the Closing Date, Logility employees shall continue to be eligible to participate in certain ASI Plans, as specified by ASI prior to the Closing Date ("ASI Plans"), subject to the terms of the governing plan documents as interpreted by the appropriate plan fiduciaries. On and after the Closing Date, subject to regulatory requirements and the provisions of Section 4.01 hereof, ASI will continue to provide Benefits Services to and in respect of Logility employees with reference to such ASI Plans as it administered them prior to the Closing Date.

     (b) The costs payable by Logility for Services relating to employee plans and benefit arrangements ("Benefits Services") may be charged on the basis of Customary Billing, Pass-Through Billing, or Benefit Billing. In addition, the costs associated with certain plans and programs identified in Schedule III will be paid principally through employee payroll deductions for such plans and programs. Benefit Services consist of those categories of Services which are more fully described on Schedule III attached hereto.

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